UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2021

NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana Street, Suite 3900, Houston, Texas 77002
(Address of Principal Executive Offices) (Zip Code)

(713) 574-1880
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	NEXT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2021, Benjamin Atkins notified NextDecade Corporation (the “Company”) of his decision to resign from the role of Chief Financial Officer of the Company effective as of February 1, 2021.  Mr. Atkins’ resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On January 18, 2021, the Company appointed Brent Wahl as the Chief Financial Officer of the Company, effective February 1, 2021.

Mr. Wahl, 51, has served as the Senior Vice President, Finance, of the Company since June 2019. Prior to joining the Company, Mr. Wahl was a Senior Managing Director and Head of Midstream Investment Banking for North America at Macquarie Group (“Macquarie”). During his nine years at Macquarie, Mr. Wahl handled advisory assignments and capital raises for companies across the energy value chain, inducting more than $15 billion of debt and equity in support of the construction of liquefied natural gas (“LNG”) facilities in North America. Mr. Wahl has more than 20 years of experience in the energy industry, having also worked at J.P. Morgan and Bank of America. During his career, Mr. Wahl has participated in more than $50 billion of financings and more than $100 billion of announced merger and acquisition transactions. Mr. Wahl holds a Bachelor’s Degree in Economics from the University of Western Ontario and a Master’s Degree in Business Administration from the Richard Ivey School of Business at the University of Western Ontario.

In connection with Mr. Wahl’s appointment as Chief Financial Officer of the Company, Mr. Wahl will receive an annual base salary of $350,000 and a grant of 50,000 shares of restricted common stock of the Company under the Company’s 2017 Omnibus Incentive Plan, in each case effective February 1, 2021.  Such shares of restricted common stock will vest upon the affirmative vote of the Board of Directors of the Company (the “Board”) to make a final investment decision on two trains for the Company’s Rio Grande LNG project. Mr. Wahl is eligible for an annual bonus with a target of 75% of his annual base salary based upon the achievement of performance targets established by the Board from time to time. There is no minimum threshold for any such bonus. All of Mr. Wahl’s unvested equity awards will be bound by a restrictive covenant in the form of non-competition during his employment and for a period of one year thereafter in the event Mr. Wahl’s service is terminated for cause or by reason of voluntary resignation.  There is no written employment agreement with Mr. Wahl and his employment is “at will.”

The appointment of Mr. Wahl to serve as the Chief Financial Officer of the Company was not made pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Wahl and any director or other executive officer of the Company. Mr. Wahl has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On January 20, 2021, the Company issued a press release announcing Mr. Atkins’ resignation as the Chief Financial Officer of the Company and the appointment of Mr. Wahl as the Chief Financial Officer of the Company.  A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated January 20, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2021

NEXTDECADE CORPORATION

By:	/s/ Krysta De Lima
Name: Krysta De Lima
Title: General Counsel